Exhibit 99.1

For Immediate Release

IRIDEX Corporation Prices Public Offering of Common Stock

MOUNTAIN VIEW, Calif., Dec. 9, 2016 /PRNewswire/ — IRIDEX Corporation (NASDAQ: IRIX) today announced the pricing of its underwritten public offering of an aggregate of 1.15 million shares of common stock at a price of $14.00 per share, $0.01 par value (the “Offering” with such shares being the “Shares”). IRIDEX expects to receive gross proceeds of $16.1 million, before deducting underwriting discounts and other estimated offering expenses. IRIDEX has also granted the underwriters a 30-day option to purchase up to 172,500 shares of common stock to cover over-allotments, if any.

Roth Capital Partners is acting as sole manager for the Offering.

The net proceeds to IRIDEX from the Offering are expected to be approximately $15.1 million after deduction of underwriting discounts and assuming no exercise of the underwriters’ over-allotment option. Subject to customary conditions, the offering is expected to close on December 14, 2016.

IRIDEX expects to use the net proceeds it receives from this offering for working capital and other general corporate purposes. IRIDEX may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate in its products, capital expenditures, to fund possible investments in and acquisitions of complementary businesses, partnerships, or minority investments.

A shelf registration statement (File No. 333-213094) relating to the Shares to be issued in the proposed offering was filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on August 26, 2016. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus supplement and accompanying base prospectus will be filed with the Securities and Exchange Commission and, when available, may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or email: rothecm@roth.com, by accessing the EDGAR database on the SEC’s website at www.sec.gov, or by writing or calling IRIDEX at 1212 Terra Bella Avenue, Mountain View, CA 94043 or (650) 940-4700.

About IRIDEX

IRIDEX Corporation was founded in 1989 and is a leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. IRIDEX products are sold in the United States through both direct and independent sales forces and internationally through a combination of a direct sales force and a network of approximately 70 independent distributors into over 100 countries.

Forward-looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expectations regarding the completion of the public offering and IRIDEX’s intended use of proceeds. These statements are based on management’s current expectations. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. Forward-looking statements involve certain risks and uncertainties, and actual results and the timing of events may differ materially from those discussed or implied in any such statement. These risks include, but are not limited to the satisfaction of the conditions of the closing of the public offering, market conditions and other risks related to the business and operations of IRIDEX as are discussed under the heading “Risk Factors” and in other sections of IRIDEX’s filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to IRIDEX as of the date hereof, and IRIDEX assumes no obligation to update any forward-looking statement.

IRIDEX Contact:	Investor Relations Contact:

William Moore	Matt Clawson
President & Chief Executive Officer	Pure Communications, Inc.
650-940-4700	949-370-8500
matt@purecommunicationsinc.com